UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2012

PC Mall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

Effective October 3, 2012, AF Services, LLC (“AF Services”), a wholly-owned subsidiary of PC Mall, Inc. (“PC Mall”), extended the lease term of PC Mall’s primary distribution center through May 31, 2016 in accordance with a Third Amendment to Lease Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The leased property, which is approximately 212,000 square feet of real property located in Memphis, Tennessee, serves as PC Mall’s primary distribution center for use by its wholly-owned subsidiaries.

The amendment also provides for options to extend the lease up to three additional 36 month periods each, contingent upon meeting specific conditions and prevailing rates as specified in the amendment.

Item 2.03                          Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective October 3, 2012, AF Services exercised its option to extend the lease term of PC Mall’s primary distribution center located in Memphis, Tennessee through May 31, 2016, as detailed in Item 1.01. PC Mall is a guarantor of the obligations of AF Services under this lease agreement, as amended.

Effective June 1, 2012, the monthly base rent is as follows:

Months	Monthly Base Rent
6/1/12 — 2/28/13	$41,516.67
3/1/13 — 5/31/13	$0.00
6/1/13 — 2/28/14	$41,516.67
3/1/14 — 2/28/15	$42,400.00
3/1/15 — 2/29/16	$43,283.33
3/1/16 — 5/31/16	$44,166.37

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amendment to Lease Agreement by and between G&I VII Southpoint I AND II LLC and AF Services, LLC, effective October 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC MALL, INC.

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Financial Officer

Dated:  October 4, 2012

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Lease Agreement by and between G&I VII Southpoint I AND II LLC and AF Services, LLC, effective October 3, 2012